Exhibit 99.1

NEWS RELEASE April 18, 2018

Contacts: Dan Schlanger, CFO and Treasurer
Ben Lowe, VP Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FIRST QUARTER 2018 RESULTS AND RAISES OUTLOOK FOR FULL YEAR 2018

April 18, 2018 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended March 31, 2018.
"After another quarter of very good financial and operating performance in the first quarter, we remain excited about the opportunities for our business to support growing data demand in the U.S.," stated Jay Brown, Crown Castle’s Chief Executive Officer. "We continue to see tremendous activity across our unique portfolio of infrastructure assets. In our tower business, we have recently signed comprehensive leasing agreements with several of our largest customers, which we believe signals the beginning of a sustained period of infrastructure investments by our customers. In our fiber business, the volume of small cell bookings in the first quarter was comparable to what we booked during all of 2016, resulting in an increase in our contracted pipeline to more than 30,000 nodes. We also continue to make very good progress on integrating our recent fiber acquisitions. We believe our unique value proposition as a shared communications infrastructure provider will allow us to translate the growing demand for data into growth in cash flows and, thus, deliver on our 7% to 8% annual growth target in dividends per share."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended March 31, 2018 and 2017. For further information, refer to the financial statements and non-GAAP, segment and other calculation reconciliations included in this press release.

(in millions)	Actual				Midpoint Q1 2018 Outlook(b)	Actual Compared to Outlook
	Q1 2018	Q1 2017	$ Change	% Change
Site rental revenues	$1,153	$857	+$296	+35%	$1,137	+$16
Net income (loss)	$114	$119	-$5	-4%	$129	-$15
Adjusted EBITDA(a)	$763	$581	+$182	+31%	$750	+$13
AFFO(a)(c)	$558	$450	+$108	+24%	$543	+$15
Weighted-average common shares outstanding - diluted	410	362	+48	+13%	408	+2
Note: Figures may not tie due to rounding.

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	As issued on January 24, 2018.

(c)	Attributable to CCIC common stockholders.

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News Release continued:	Page 2

HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 35%, or $296 million, from first quarter 2017 to first quarter 2018, inclusive of approximately $47 million in Organic Contribution to Site Rental Revenues plus $234 million in contributions from acquisitions and other items, plus a $15 million increase in straight-lined revenues. The $47 million in Organic Contribution to Site Rental Revenues represents approximately 5.5% growth, comprised of approximately 8% growth from new leasing activity and contracted tenant escalations, net of approximately 2.5% from tenant non-renewals. Site rental revenues for first quarter 2018 benefited by approximately $12 million from a long-term agreement signed with AT&T ("AT&T Agreement") that includes contracted new leasing activity across towers and small cells.

•	Net income. Net income for first quarter 2018 was $114 million and was impacted by approximately $71 million of losses on the retirement of long-term obligations.

•	Adjusted EBITDA. When compared to the prior first quarter 2018 Outlook, Adjusted EBITDA benefited by approximately $12 million from the AT&T Agreement.

•
AFFO.  When compared to the prior first quarter 2018 Outlook, AFFO for first quarter 2018 benefited from approximately $11 million of lower sustaining capital expenditures due to timing as those expenditures are expected to occur later in 2018.

•
Capital expenditures and acquisitions. Capital expenditures during the quarter were approximately $370 million, comprised of approximately $14 million of land purchases, approximately $22 million of sustaining capital expenditures, approximately $328 million of revenue generating capital expenditures and approximately $6 million of integration capital expenditures.

•	Common stock dividend. During the quarter, Crown Castle paid common stock dividends of $1.05 per common share, an increase of approximately 11% compared to the same period a year ago.

•
Financing activities. Crown Castle issued $1.75 billion in aggregate principal amount of senior unsecured notes in January and sold 7.765 million shares of its common stock in March ("March Equity Offering"), resulting in additional gross proceeds of approximately $850 million. Net proceeds from both transactions were used for general corporate purposes, including the repayment of existing indebtedness.

•
Overall Results. Adjusted for the benefit associated with the AT&T Agreement and the timing of the sustaining capital expenditures, first quarter 2018 results exceeded the midpoint of the prior first quarter 2018 Outlook for site rental revenues, Adjusted EBITDA and AFFO.

"We believe we remain on track to deliver another year of solid growth in 2018 following another quarter of great execution by our team," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "We are excited about the opportunity we see to generate compelling total returns for our shareholders in the near to medium term through a combination of dividends and growth, while at the same time making significant investments in our business that we believe will generate attractive returns longer term and support future growth in dividends per share."

The pathway to possible.
CrownCastle.com

News Release continued:	Page 3

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").
The following table sets forth Crown Castle's current Outlook for second quarter 2018 and full year 2018:

(in millions)	Second Quarter 2018			Full Year 2018
Site rental revenues	$1,153	to	$1,163	$4,639	to	$4,684
Site rental cost of operations(a)	$348	to	$358	$1,375	to	$1,420
Net income (loss)	$139	to	$164	$589	to	$669
Adjusted EBITDA(b)	$757	to	$767	$3,097	to	$3,142
Interest expense and amortization of deferred financing costs(c)	$154	to	$164	$616	to	$661
FFO(b)(d)	$496	to	$506	$2,002	to	$2,047
AFFO(b)(d)	$539	to	$549	$2,255	to	$2,300
Weighted-average common shares outstanding - diluted(e)	416			415

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	Attributable to CCIC common stockholders.

(e)
The assumption for second quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is based on the diluted common shares outstanding as of March 31, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

•
Compared to the first quarter 2018, the midpoint of second quarter 2018 Outlook for Adjusted EBITDA and AFFO are expected to be impacted by certain seasonal or timing items, including approximately $6 million of higher repair and maintenance expenses, $6 million of higher sustaining capital expenditures and $11 million of higher cash tax payments.

Full Year 2018 Outlook
The table below compares the results for full year 2017, midpoint of the current full year 2018 Outlook and the midpoint of the previously provided full year 2018 Outlook for select metrics.

	Midpoint of FY 2018 Outlook to FY 2017 Actual Comparison
(in millions)	Current Full Year 2018 Outlook	Full Year 2017 Actual	$ Change	% Change	Previous Full Year 2018 Outlook(d)	Current Compared to Previous Outlook
Site rental revenues	$4,662	$3,669	+$993	+27%	$4,605	+$57
Net income (loss)	$629	$445	+$184	+41%	$551	+$78
Adjusted EBITDA(a)	$3,120	$2,482	+$638	+26%	$3,072	+$48
AFFO(a)(b)	$2,278	$1,860	+$418	+22%	$2,242	+$36
Weighted-average common shares outstanding - diluted(c)	415	383	+32	+8%	408	+7

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(b)	Attributable to CCIC common stockholders.

(c)
The assumption for full year 2018 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of March 31, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	As issued on January 24, 2018.

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News Release continued:	Page 4

•
The increases in full year 2018 Outlook primarily reflect the expected impact of the recently signed customer agreements and the March Equity Offering, as well as lower expected cash taxes, partially offset by higher anticipated expenses and an increase in expected floating interest rates when compared to the rates assumed in the prior Outlook.

•
The chart below reconciles the components of expected growth in site rental revenues from 2017 to 2018 of $970 million to $1,015 million, inclusive of expected Organic Contribution to Site Rental Revenues during 2018 of $185 million to $225 million.

•	For the above chart, the entire expected contribution to full year 2018 Outlook for growth in site rental revenues from Lightower is included within acquisitions.

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News Release continued:	Page 5

•	The chart below reconciles the components of expected growth in AFFO from 2017 to 2018 of $395 million to $435 million.

•
When compared to the previous full year 2018 Outlook, the increase in expected growth in AFFO primarily reflects the March Equity Offering and lower expected cash taxes, partially offset by higher anticipated expenses and an increase in expected floating interest rates when compared to the rates assumed in the prior Outlook.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, April 19, 2018, at 10:30 a.m. Eastern time to discuss its first quarter 2018 results. The conference call may be accessed by dialing 800-239-9838 and asking for the Crown Castle call (access code 3965492) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, April 19, 2018, through 1:30 p.m. Eastern time on Wednesday, July 18, 2018, and may be accessed by dialing 888-203-1112 and using access code 3965492. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 60,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

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CrownCastle.com

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs"). Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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News Release continued:	Page 7

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures (i.e., sustaining capital expenditures).
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in consolidated network services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment network services and other gross margin, less general and administrative expenses attributable to the respective segment.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure, construction of new communications infrastructure, and, to a lesser extent, purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures made with respect to either (1) corporate capital expenditures or (2) capital improvement capital expenditures on our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made specifically with respect to recent acquisitions that are essential to integrating acquired companies into our business.

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The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding. The Company has changed its presentation to millions and, as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
(in millions)
Net income (loss)	$114	$119	$445
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3	1	17
Acquisition and integration costs	6	6	61
Depreciation, amortization and accretion	374	289	1,242
Amortization of prepaid lease purchase price adjustments	5	5	20
Interest expense and amortization of deferred financing costs(a)	160	134	591
(Gains) losses on retirement of long-term obligations	71	4	4
Interest income	(1)	—	(19)
Other (income) expense	1	(6)	(1)
(Benefit) provision for income taxes	4	4	26
Stock-based compensation expense	26	25	96
Adjusted EBITDA(b)(c)	$763	$581	$2,482

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q2 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$139	to	$164	$589	to	$669
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$28	to	$38
Acquisition and integration costs	$13	to	$17	$45	to	$55
Depreciation, amortization and accretion	$373	to	$393	$1,517	to	$1,552
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$154	to	$164	$616	to	$661
(Gains) losses on retirement of long-term obligations	$0	to	$0	$71	to	$71
Interest income	$(1)	to	$1	$(3)	to	$1
Other (income) expense	$(1)	to	$3	$3	to	$5
(Benefit) provision for income taxes	$8	to	$12	$28	to	$36
Stock-based compensation expense	$26	to	$30	$104	to	$112
Adjusted EBITDA(b)(c)	$757	to	$767	$3,097	to	$3,142

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	March 31, 2018	March 31, 2017	December 31, 2017
Net income (loss)	$114	$119	$445
Real estate related depreciation, amortization and accretion	359	281	1,211
Asset write-down charges	3	1	17
Dividends on preferred stock	(28)	—	(30)
FFO(a)(b)(c)(d)(e)	$447	$401	$1,643

FFO (from above)	$447	$401	$1,643
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(16)	(1)	—
Straight-lined expense	23	23	93
Stock-based compensation expense	26	25	96
Non-cash portion of tax provision	4	4	9
Non-real estate related depreciation, amortization and accretion	15	8	31
Amortization of non-cash interest expense	2	2	9
Other (income) expense	1	(6)	(2)
(Gains) losses on retirement of long-term obligations	71	4	4
Acquisition and integration costs	6	6	61
Capital improvement capital expenditures	(13)	(7)	(41)
Corporate capital expenditures	(9)	(9)	(44)
AFFO(a)(b)(c)(d)(e)	$558	$450	$1,860

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)
Diluted weighted-average common shares outstanding were 410 million, 362 million and 383 million for the three months ended March 31, 2018 and 2017, and the twelve months ended December 31, 2017, respectively. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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Reconciliation of Current Outlook for FFO and AFFO:

	Q2 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$139	to	$164	$589	to	$669
Real estate related depreciation, amortization and accretion	$363	to	$373	$1,466	to	$1,486
Asset write-down charges	$9	to	$11	$28	to	$38
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)
FFO(a)(b)(c)(d)(e)	$496	to	$506	$2,002	to	$2,047

FFO (from above)	$496	to	$506	$2,002	to	$2,047
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(16)	to	$(6)	$(39)	to	$(19)
Straight-lined expense	$17	to	$27	$77	to	$97
Stock-based compensation expense	$26	to	$30	$104	to	$112
Non-cash portion of tax provision	$(7)	to	$3	$3	to	$18
Non-real estate related depreciation, amortization and accretion	$10	to	$20	$51	to	$66
Amortization of non-cash interest expense	$(1)	to	$4	$3	to	$13
Other (income) expense	$(1)	to	$3	$3	to	$5
(Gains) losses on retirement of long-term obligations	$0	to	$0	$71	to	$71
Acquisition and integration costs	$13	to	$17	$45	to	$55
Capital improvement capital expenditures	$(19)	to	$(9)	$(67)	to	$(52)
Corporate capital expenditures	$(18)	to	$(8)	$(64)	to	$(49)
AFFO(a)(b)(c)(d)(e)	$539	to	$549	$2,255	to	$2,300

(a)
The assumption for second quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is 416 million and 415 million, respectively, based on diluted common shares outstanding as of March 31, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Q1 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$116	to	$141	$511	to	$591
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$35	to	$45
Acquisition and integration costs	$13	to	$17	$45	to	$55
Depreciation, amortization and accretion	$380	to	$400	$1,566	to	$1,601
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs	$157	to	$167	$642	to	$687
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Interest income	$(1)	to	$1	$(2)	to	$2
Other (income) expense	$(1)	to	$3	$3	to	$5
(Benefit) provision for income taxes	$8	to	$12	$34	to	$42
Stock-based compensation expense	$27	to	$31	$116	to	$124
Adjusted EBITDA(a)(b)	$745	to	$755	$3,049	to	$3,094

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Q1 2018			Full Year 2018
(in millions)	Outlook			Outlook
Net income (loss)	$116	to	$141	$511	to	$591
Real estate related depreciation, amortization and accretion	$367	to	$377	$1,500	to	$1,520
Asset write-down charges	$9	to	$11	$35	to	$45
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)
FFO(a)(b)(c)(d)	$477	to	$487	$1,965	to	$2,010

FFO (from above)	$477	to	$487	$1,965	to	$2,010
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(7)	to	$3	$21	to	$41
Straight-lined expense	$17	to	$27	$72	to	$92
Stock-based compensation expense	$27	to	$31	$116	to	$124
Non-cash portion of tax provision	$3	to	$13	$(8)	to	$7
Non-real estate related depreciation, amortization and accretion	$13	to	$23	$66	to	$81
Amortization of non-cash interest expense	$0	to	$5	$5	to	$15
Other (income) expense	$(1)	to	$3	$3	to	$5
(Gains) losses on retirement of long-term obligations	$0	to	$0	$0	to	$0
Acquisition and integration costs	$13	to	$17	$45	to	$55
Capital improvement capital expenditures	$(22)	to	$(12)	$(76)	to	$(61)
Corporate capital expenditures	$(21)	to	$(11)	$(56)	to	$(41)
AFFO(a)(b)(c)(d)	$538	to	$548	$2,219	to	$2,264

(a)
Previously issued first quarter 2018 and full year 2018 Outlook assumes diluted weighted-average common shares outstanding as of December 31, 2017 of 408 million. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

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News Release continued:	Page 13

The components of changes in site rental revenues for the quarters ended March 31, 2018 and 2017 are as follows:

	Three Months Ended March 31,
(in millions)	2018	2017
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$856	$782

New leasing activity(b)(c)	49	41
Escalators	20	21
Non-renewals	(22)	(28)
Organic Contribution to Site Rental Revenues(d)	47	34
Straight-lined revenues associated with fixed escalators	16	1
Acquisitions(e)	234	40
Other	—	—
Total GAAP site rental revenues	$1,153	$857

Year-over-year changes in revenue:
Reported GAAP site rental revenues	34.5%
Organic Contribution to Site Rental Revenues(d)(f)	5.5%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 14

The components of the changes in site rental revenues for the year ending December 31, 2018 are forecasted as follows:

(dollars in millions)	Full Year 2017	Full Year 2018 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,186	$3,669

New leasing activity(b)(c)	166	190-220
Escalators	84	80-90
Non-renewals	(90)	(95)-(75)
Organic Contribution to Site Rental Revenues(d)	160	185-225
Straight-lined revenues associated with fixed escalators	—	20-40
Acquisitions(e)	323	745-765
Other	—	—
Total GAAP site rental revenues	$3,669	$4,639-$4,684

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)		27.1%
Organic Contribution to Site Rental Revenues(d)(f)(g)		5.6%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower, which has been reflected as a contribution from acquisitions for the full year 2018.

(f)	Calculated based on midpoint of Full Year 2018 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 15

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	March 31, 2018	March 31, 2017
Interest expense on debt obligations	$158	$132
Amortization of deferred financing costs and adjustments on long-term debt, net	5	4
Other, net	(3)	(2)
Interest expense and amortization of deferred financing costs	$160	$134

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q2 2018			Full Year 2018
(in millions)	Outlook			Outlook
Interest expense on debt obligations	$155	to	$160	$620	to	$640
Amortization of deferred financing costs and adjustments on long-term debt, net	$3	to	$6	$18	to	$23
Other, net	$(4)	to	$(2)	$(15)	to	$(10)
Interest expense and amortization of deferred financing costs	$154	to	$164	$616	to	$661

Debt balances and maturity dates as of March 31, 2018 are as follows:

(in millions)	Face Value	Final Maturity
Bank debt - variable rate:
2016 Revolver	$100	Aug. 2022
2016 Term Loan A	2,386	Aug. 2022
Total bank debt	2,486
Securitized debt - fixed rate:
Secured Notes, Series 2009-1, Class A-1(b)	28	Aug. 2019
Secured Notes, Series 2009-1, Class A-2(b)	70	Aug. 2029
Tower Revenue Notes, Series 2010-6(a)	1,000	Aug. 2040
Tower Revenue Notes, Series 2015-1(a)	300	May 2042
Tower Revenue Notes, Series 2015-2(a)	700	May 2045
Total securitized debt	2,098
Bonds - fixed rate:
5.250% Senior Notes	1,650	Jan. 2023
3.849% Secured Notes	1,000	Apr. 2023
4.875% Senior Notes	850	Apr. 2022
3.400% Senior Notes	850	Feb. 2021
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
2.250% Senior Notes	700	Sept. 2021
4.000% Senior Notes	500	Mar. 2027
4.750% Senior Notes	350	May 2047
3.200% Senior Notes	750	Sept. 2024
3.650% Senior Notes	1,000	Sept. 2027
3.150% Senior Notes	750	July 2023
3.800% Senior Notes	1,000	Feb. 2028
Total bonds	11,050
Capital leases and other obligations	228	Various
Total Debt	$15,862
Less: Cash and Cash Equivalents(c)	$220
Net Debt	$15,642

(a)	The Senior Secured Tower Revenue Notes, Series 2010-6, Series 2015-1 and 2015-2 have anticipated repayment dates in 2020, 2022 and 2025, respectively.

(b)
The Senior Secured Notes, Series 2009-1, Class A-1 principal amortizes during the period beginning in January 2010 and ending in 2019 and the Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in 2019 and ending in 2029.

(c)	Excludes restricted cash.

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News Release continued:	Page 16

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(dollars in millions)	For the Three Months Ended March 31, 2018
Total face value of debt	$15,862
Ending cash and cash equivalents(a)	220
Total Net Debt	$15,642

Adjusted EBITDA for the three months ended March 31, 2018	$763
Last quarter annualized Adjusted EBITDA	3,052
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.1	x

(a)	Excludes restricted cash.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	March 31, 2018				March 31, 2017
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$14	$—	$—	$14	$21	$—	$—	$21
Communications infrastructure construction and improvements	75	253	—	328	74	151	—	225
Sustaining:
Capital improvement and corporate	7	9	6	22	6	3	7	16
Integration	—	—	6	6	—	—	—	—
Total	$96	$262	$12	$370	$101	$154	$7	$262
Note: See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for further discussion of our components of capital expenditures.

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News Release continued:	Page 17

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns, opportunities and customer and shareholder value which may be derived from our business, assets, investments, acquisitions and dividends, including on a long-and short-term basis, (2) our strategy, strategic position, business model and capabilities and the strength of our business, (3) our customers' investments and the demand from our customers, and the benefits which may be derived therefrom, (4) growth in demand for data and the benefits which may be derived therefrom, (5) our growth, including our revenue growth, long-term prospects and the trends impacting our business, (6) the impact of and the benefits and contributions that may be derived from the recent execution of leasing agreements with our customers, including the AT&T Agreement, (7) integration of our recent acquisitions, including Lightower, the status thereof and the potential benefits and contributions which may be derived therefrom, including the contribution to or impact on our financial or operating results, including site rental revenues, Adjusted EBITDA, AFFO and Organic Contribution to Site Rental Revenues, (8) anticipated impact of the March Equity Offering, (9) leasing environment and activity, (10) our investments in our business and communications infrastructure assets and the potential growth, returns and benefits therefrom, (11) our dividends and our dividend growth rate and targets, (12) strategic position of and demand for our communications infrastructure (including fiber solutions and small cells) and services, (13) cash flows, (14) tenant non-renewals, including the impact thereof, (15) capital expenditures, including sustaining capital expenditures, (16) straight-line adjustments, (17) site rental revenues and estimated growth thereof, (18) site rental cost of operations, (19) net income (loss), (20) Adjusted EBITDA, including the impact thereon of seasonal and timing items, (21) expenses, including interest expense and repair and maintenance expenses, and amortization of deferred financing costs, (22) cash tax payments, (23) floating interest rates, (24) FFO, (25) AFFO (including the impact thereon of seasonal and timing items) and estimated growth thereof, (26) Organic Contribution to Site Rental Revenues, (27) our weighted-average common shares outstanding, including on a diluted basis, (28) network services contribution and (29) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our customers may materially and adversely affect our business (including reducing demand for tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of such customers may materially decrease revenues or reduce demand for our communications infrastructure and network services.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results. Additionally, we may fail to realize all of the anticipated benefits of the Lightower acquisition, or those benefits may take longer to realize than expected.

•
Our fiber segment has expanded rapidly, and the fiber business model contains certain differences from our towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are less than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•
If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber solutions, our business may be adversely affected.

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News Release continued:	Page 18

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
If we fail to pay scheduled dividends on our 6.875% Mandatory Convertible Preferred Stock, in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$220	$314
Restricted cash	120	121
Receivables, net	402	398
Prepaid expenses	175	162
Other current assets	157	139
Total current assets	1,074	1,134
Deferred site rental receivables	1,304	1,300
Property and equipment, net	13,051	12,933
Goodwill	10,075	10,021
Other intangible assets, net	5,854	5,962
Long-term prepaid rent and other assets, net	892	879
Total assets	$32,250	$32,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$248	$249
Accrued interest	104	132
Deferred revenues	465	457
Other accrued liabilities	240	339
Current maturities of debt and other obligations	130	115
Total current liabilities	1,187	1,292
Debt and other long-term obligations	15,616	16,044
Other long-term liabilities	2,615	2,554
Total liabilities	19,418	19,890
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: March 31, 2018—415 and December 31, 2017—406	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: March 31, 2018—2 and December 31, 2017—2; aggregate liquidation value: March 31, 2018—$1,650 and December 31, 2017—$1,650	—	—
Additional paid-in capital	17,690	16,844
Accumulated other comprehensive income (loss)	(4)	(4)
Dividends/distributions in excess of earnings	(4,858)	(4,505)
Total equity	12,832	12,339
Total liabilities and equity	$32,250	$32,229

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News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Net revenues:
Site rental	$1,153	$857
Network services and other	146	159
Net revenues	1,299	1,016
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	347	265
Network services and other	86	99
General and administrative	134	101
Asset write-down charges	3	1
Acquisition and integration costs	6	6
Depreciation, amortization and accretion	374	289
Total operating expenses	950	761
Operating income (loss)	349	255
Interest expense and amortization of deferred financing costs	(160)	(134)
Gains (losses) on retirement of long-term obligations	(71)	(4)
Interest income	1	—
Other income (expense)	(1)	6
Income (loss) from continuing operations before income taxes	118	123
Benefit (provision) for income taxes	(4)	(4)
Net income (loss)	114	119
Dividends on preferred stock	(28)	—
Net income (loss) attributable to CCIC common stockholders	$86	$119

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.21	$0.33
Net income (loss) attributable to CCIC common stockholders, diluted	$0.21	$0.33

Weighted-average common shares outstanding:
Basic	409	361
Diluted	410	362

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)(a) (In millions of dollars)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$114	$119
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	374	289
(Gains) losses on retirement of long-term obligations	71	4
Amortization of deferred financing costs and other non-cash interest	2	2
Stock-based compensation expense	23	22
Asset write-down charges	3	1
Deferred income tax (benefit) provision	1	—
Other non-cash adjustments, net	2	(3)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(90)	(60)
Decrease (increase) in assets	(48)	68
Net cash provided by (used for) operating activities	452	442
Cash flows from investing activities:
Payments for acquisitions of businesses, net of cash acquired	(14)	(1,497)
Capital expenditures	(370)	(262)
Other investing activities, net	—	(4)
Net cash provided by (used for) investing activities	(384)	(1,763)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,743	998
Principal payments on debt and other long-term obligations	(32)	(29)
Purchases and redemptions of long-term debt	(1,318)	—
Borrowings under revolving credit facility	170	1,405
Payments under revolving credit facility	(1,050)	(1,070)
Payments for financing costs	(15)	(7)
Net proceeds from issuance of common stock	843	22
Net proceeds from issuance of preferred stock	—	—
Purchases of common stock	(33)	(22)
Dividends/distributions paid on common stock	(443)	(348)
Dividends paid on preferred stock	(28)	—
Net cash provided by (used for) financing activities	(163)	949
Net increase (decrease) in cash, cash equivalents, and restricted cash	(95)	(372)
Effect of exchange rate changes	—	—
Cash, cash equivalents, and restricted cash at beginning of period(a)	440	697
Cash, cash equivalents, and restricted cash at end of period(a)	$345	$325
Supplemental disclosure of cash flow information:
Interest paid	185	144
Income taxes paid	—	1

(a) Effective January 1, 2018, the Company is required to explain the change in restricted cash in addition to the change in cash and cash equivalents in its condensed consolidated statement of cash flows. The Company has applied this approach for all periods presented.

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News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$764	$389		$1,153	$717	$140		$857
Segment network services and other revenue	142	4		146	150	9		159
Segment revenues	906	393		1,299	867	149		1,016
Segment site rental cost of operations	211	126		337	209	47		256
Segment network services and other cost of operations	82	2		84	89	8		97
Segment cost of operations(a)	293	128		421	298	55		353
Segment site rental gross margin(b)	553	263		816	508	93		601
Segment network services and other gross margin(b)	60	2		62	61	1		62
Segment general and administrative expenses(a)	26	43		69	24	18		42
Segment operating profit(b)	587	222		809	545	76		621
Unallocated general and administrative expenses(a)			$46	46			$39	39
Stock-based compensation expense			26	26			25	25
Depreciation, amortization and accretion			374	374			289	289
Interest expense and amortization of deferred financing costs			160	160			134	134
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			85	85			11	11
Income (loss) from continuing operations before income taxes				$118				$123

(a)
Segment cost of operations excludes (1) stock-based compensation expense of $7 million and $5 million for the three months ended March 31, 2018 and 2017, respectively and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended March 31, 2018 and 2017. General and administrative expenses exclude stock-based compensation expense of $19 million and $20 million for the three months ended March 31, 2018 and 2017, respectively.

(b) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(c)	See condensed consolidated statement of operations for further information.

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